EXHIBIT 10.11

PG&E CORPORATION
2021 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE UNIT AWARD
PG&E CORPORATION, a California corporation, hereby grants performance share units to the Recipient named below (sometimes referred to as “you”). The performance share units have been granted under the PG&E Corporation 2021 Long-Term Incentive Plan, as amended (the “LTIP”). The terms and conditions of the performance share units are set forth in this cover sheet and the attached Performance Share Unit Agreement (the “Agreement”).
Date of Grant:     <Award Date>
Name of Recipient:     <First_Name> <Last_Name>
Recipient’s Participant ID:     <Emp_Id>
Number of Performance Share Units:    <shares_awarded>

By accepting this award, you agree to all of the terms and conditions described in the attached Agreement. You and PG&E Corporation agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of the attached Agreement. You are also acknowledging receipt of this award, the attached Agreement, and a copy of the prospectus describing the LTIP and the performance share units, dated <date>.
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Attachment

PG&E CORPORATION
2021 LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE UNIT AGREEMENT

The LTIP and Other Agreements	This Agreement and the above cover sheet constitute the entire understanding between you and PG&E Corporation regarding the performance share units, subject to the terms of the LTIP. Any prior agreements, commitments or negotiations are superseded. In the event of any conflict or inconsistency between the provisions of this Agreement or the above cover sheet and the LTIP, the LTIP will govern. Capitalized terms that are not defined in this Agreement or the above cover sheet are defined in the LTIP. In the event of any conflict between the provisions of this Agreement or the above cover sheet and the PG&E Corporation 2012 Officer Severance Policy, this Agreement or the above cover sheet will govern, as applicable. The LTIP provides the Committee with sole discretion to adjust the performance award formula, including adjustments to performance measures or targets that may make attainment of target pay easier or more difficult to attain. For purposes of this Agreement, employment with PG&E Corporation means employment with any member of the Participating Company Group.
Grant of Performance Shares	PG&E Corporation grants you the number of performance share units shown on the cover sheet of this Agreement (the “Performance Shares”). The Performance Shares are subject to the terms and conditions of this Agreement and the LTIP.
Vesting of Performance Shares Settlement in Shares/ Performance Goals
As long as you remain employed with PG&E Corporation, the Performance Shares will vest upon [the third anniversary of the Date of Grant specified on the cover sheet/<vesting date>], in all cases subject to any requirenments that awards be helf for at least three years following the Date of Grant. Except as described below, all Performance Shares that have not vested will be cancelled upon termination of your employment.
Vested Performance Shares will be settled in shares of PG&E Corporation common stock, subject to the satisfaction of Withholding Taxes, as described below. The number of shares you are entitled to receive will be calculated by multiplying the number of vested Performance Shares by the “payout percentage” determined as follows during the three-year performance period from <date> through <date> (“Performance Period”) (except as set forth elsewhere in this Agreement), rounded to the nearest whole number.

The Performance Shares have <description of performance goals (measures, targets, including percent allocation between measure categories)> (as described in Exhibit A).
Subject to rounding considerations, for each measure, if performance is below threshold, the payout percentage will be 0%; if performance is at threshold, the payout percentage will be 50%; if performance is at target, the payout percentage will be 100%; and if performance is at or better than maximum, the payout percentage will be 200%. The actual payout percentage for performance between threshold and maximum will be determined based on linear interpolation between the payout percentages for threshold and target, or target and maximum, as appropriate.
Notwithstanding the foregoing, the final payout will be determined in the discretion of the Committee, including any decision to reduce or forego payment entirely. As part of exercising such discretion, the Committee will take into consideration, without limitation, public, employee, and contractor safety performance.
Notwithstanding the foregoing, the final payout percentage, if any, will be determined as soon as practicable following the date that the Committee determines the extent to which the performance goal has been attained. PG&E Corporation will issue shares as soon as practicable after such determination, but no earlier than the Vesting Date, and not later than sixty (60) days after the Vesting Date.

Dividends	Each time that PG&E Corporation declares a dividend on its shares of common stock, an amount equal to the dividend multiplied by the number of Performance Shares granted to you by this Agreement will be accrued on your behalf. If you receive a Performance Share settlement in accordance with the preceding section, at that same time you also will receive a cash payment equal to the amount of any dividends accrued with respect to your Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any.
Voluntary Termination	If you terminate your employment with PG&E Corporation voluntarily before the Vesting Date (other than for Retirement), all of the Performance Shares will be cancelled as of the date of such termination and any dividends accrued with respect to your Performance Shares will be forfeited.
Termination for Cause	If your employment with PG&E Corporation is terminated at any time by PG&E Corporation for cause before the Vesting Date, all of the Performance Shares will be cancelled as of the date of such termination and any dividends accrued with respect to your Performance Shares will be forfeited. In general, termination for “cause” means termination of employment because of dishonesty, a criminal offense, or violation of a work rule, and will be determined by and in the sole discretion of PG&E Corporation. For the avoidance of doubt, you will not be eligible to retire if your employment is being or is terminated for cause.

Termination other than for Cause
If your employment with PG&E Corporation is terminated by PG&E Corporation other than for cause before the Vesting Date, a portion of your outstanding Performance Shares will vest proportionally based on the number of months during the Performance Period that you were employed (rounded down) divided by the number of months in the Performance Period (36 months). All other outstanding Performance Shares will be cancelled, and any associated accrued dividends will be forfeited, unless your termination of employment was in connection with a Change in Control as provided below. Your vested Performance Shares will be settled, if at all, as soon as practicable after the Vesting Date, and in any event within sixty (60) days of the Vesting Date, based on the same payout percentage applied to active employees. At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any.

Retirement
If you retire before the Vesting Date, a portion of your outstanding Performance Shares will vest proportionally based on the number of months during the Performance Period that you were employed (rounded down) divided by the number of months in the Performance Period (36 months). All other outstanding Performance Shares will be cancelled, and any associated accrued dividends will be forfeited. Your vested Performance Shares will be settled, if at all, as soon as practicable after the Vesting Date, and in any event within sixty (60) days of the Vesting Date, based on the same payout percentage applied to active employees. At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your vested Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any. Your voluntary termination of employment will be considered a Retirement if you are age 55 or older on the date of termination and if you were employed by PG&E Corporation for at least five consecutive years ending on the date of termination of your employment.

Death/Disability	If your employment terminates due to your death or Disability (as defined in Code Section 409A) before the Vesting Date, all of your Performance Shares will immediately vest in full as to the service requirement. Upon termination due to death prior to the Vesting Date, vested Performance Shares will be settled as soon as practicable, assuming target performance. Upon termination due to disability prior to the Vesting Date, Performance Shares will be settled, if at all, as soon as practicable after the Vesting Date, and in any event within sixty (60) days of the Vesting Date, based on the same payout percentage applied to active employees. At the time of settlement you also will receive a cash payment, if any, equal to the amount of dividends accrued over the Performance Period with respect to your Performance Shares multiplied by the same payout percentage used to determine the number of shares you are entitled to receive, if any.

Termination Due to Disposition of Subsidiary	If your employment is involunrtrily terminated (other than for cause) (1) by reason of a divestiture or change in control of a subsidiary of PG&E Corporation for which you provide services, which divestiture or change in control results in such subsidiary no longer qualifying as a subsidiary corporation under Section 424(f) of the Internal Revenue Code of 1986, as amended, or (2) coincident with the sale of all or substantially all of the assets of a subsidiary of PG&E Corporation for which you provide services, then your outstanding Performance Shares will vest and be settled in the same manner as for a “Termination other than for Cause” described above.
Change in Control
In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without your consent, either assume or continue PG&E Corporation’s rights and obligations under this Agreement or provide a substantially equivalent award in substitution for the Performance Shares subject to this Agreement.
If the Acquiror assumes or continues PG&E Corporation’s rights and obligations under this Agreement or substitutes a substantially equivalent award, Performance Shares will vest in full (not on a pro-rata basis) on the Vesting Date, provided you have remained continuously employed with the Acquiror or an affiliate thereof through such date, and settlement will occur as soon as practicable after the Vesting Date, and in any event within sixty (60) days of the Vesting Date. At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued with respect to your Performance Shares over the Performance Period multiplied by the same overall payout percentage used to determine the number of shares you are entitled to receive, if any. Performance for all measures will be deemed to have been achieved at target, resulting in a payout percentage of 100%.
If the Change in Control of PG&E Corporation occurs before the Vesting Date, and if this award is neither assumed nor continued by the Acquiror or if the Acquiror does not provide a substantially equivalent award in substitution for the Performance Shares subject to this Agreement, all of your outstanding Performance Shares will vest in full (and not pro-rata) and become nonforfeitable on the date of the Change in Control. Such vested Performance Shares will be settled as soon as practicable following the date of the Change in Control. At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued with respect to your Performance Shares to the date of the Change in Control multiplied by the same overall payout percentage used to determine the number of shares you are entitled to receive, if any. Performance for all measures will be deemed to have been achieved at target and the payout percentage will be 100%.

Termination In Connection with a Change in Control
If your employment is terminated by PG&E Corporation other than for cause within two years following the Change in Control, all of your outstanding Performance Shares (to the extent they did not previously vest upon failure of the Acquiror to assume or continue this award) will vest in full (and not pro-rata) and become nonforfeitable on the date of termination of your employment.
If your employment is terminated by PG&E Corporation other than for cause within three months before a Change in Control occurs, all of your outstanding Performance Shares will vest in full (and not pro-rata) and become nonforfeitable (including the portion that you would have otherwise forfeited based on the proration of vested Performance Shares through the date of termination of your employment) as of the date of termination of your employment.
Such vested Performance Shares will be settled as soon as practicable following your termination, taking into account any acceleration on account of termination or a Change in Control. At that time you also will receive a cash payment, if any, equal to the amount of dividends accrued with respect to your vested Performance Shares multiplied by the same overall payout percentage used to determine the number of shares you are entitled to receive, if any. Performance for all measures will be deemed to have been achieved at target and the payout percentage will be 100%.

Withholding Taxes
The number of shares of PG&E Corporation common stock that you are otherwise entitled to receive upon settlement of your Performance Shares will be reduced by a number of shares having an aggregate Fair Market Value, as determined by PG&E Corporation, equal to the amount of any Federal, state, or local taxes of any kind required by law to be withheld by PG&E Corporation in connection with the Performance Shares determined using the applicable minimum statutory withholding rates, including social security and Medicare taxes due under the Federal Insurance Contributions Act and the California State Disability Insurance tax (“Withholding Taxes”). If the withheld shares were not sufficient to satisfy your minimum Withholding Taxes, you will be required to pay, as soon as practicable, including through additional payroll withholding, any amount of the Withholding Taxes that is not satisfied by the withholding of shares described above.

Leaves of Absence
For purposes of this Agreement, if you are on an approved leave of absence from PG&E Corporation, or a recipient of PG&E Corporation sponsored disability benefits, you will continue to be considered as employed. If you do not return to active employment upon the expiration of your leave of absence or the expiration of your PG&E Corporation sponsored disability benefits, you will be considered to have voluntarily terminated your employment. See above under “Voluntary Termination.”
PG&E Corporation reserves the right to determine which leaves of absence will be considered as continuing employment and when your employment terminates for all purposes under this Agreement.

No Retention Rights	This Agreement is not an employment agreement and does not give you the right to be retained by PG&E Corporation. Except as otherwise provided in an applicable employment agreement, PG&E Corporation reserves the right to terminate your employment at any time and for any reason.
Recoupment of Awards	Awards are subject to recoupment in accordance with any applicable legal requirement and any recoupment policy adopted by the Corporation from time to time, including provisions of the Officer Severance Policy, and provisions of the PG&E Corporation and Pacific Gas and Electric Company Executive Incentive Compensation Recoupment Policy, as last revised on February 19, 2019 and available on the PG&E@Work intranet site for the Long-Term Incentive Plan (the policy and location may be changed from time to time by PG&E Corporation).
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

Exhibit A
<description of performance goals>